Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of                      , 2009 by and between Covance Inc., a Delaware corporation (the “Company”), and                              (“Indemnitee”).  This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering the subject matter of this Agreement.

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, directors to the fullest extent permitted by applicable law, and to set forth the procedures pursuant to which such indemnification and advancement of expenses will be provided, so that such directors will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the By-laws of the Company (“By-laws”), the Certificate of Incorporation of the Company (“Certificate of Incorporation”) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.                                            Definitions.  As used in this Agreement:

(a)                                            “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company or of any other corporation, limited liability company, partnership or joint venture, trust or other enterprise which such person is or was serving at the request of the Company.

(b)                                           “Change in Control” shall be deemed to occur if and when:  (i)  any person (including as such term is used in Section 13(d) and 14(d)(2) of the 1934 Act, as defined herein) becomes the beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; or (ii)  as a result of a proxy contest or contests or other forms of contested shareholder votes (in each case either individually or in the aggregate), a majority of the individuals elected to serve on the Corporation’s Board of Directors are different than the individuals who served on the Corporation’s Board of Directors at any time within the two years prior to such proxy contest or contests or other forms of contested shareholder votes (in each case either individually or in the aggregate); or (iii)  when  the Corporation’s shareholders approve a merger, or consolidation

(where in each case the Corporation is not the survivor thereof), or sale or disposition of all or substantially all of the Corporation’s assets or a plan or partial or complete liquidation; or (iv)  when an offeror (other than the Corporation) purchases shares of the Corporation’s Common Stock pursuant to a tender or exchange offer for securities representing 20% or more of the combined voting power of the Corporation’s then outstanding securities.  For purposes of this definition, “1934 Act” means the Securities and Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(c)                                            “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)                                           “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(e)                                            “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f)                                              “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g)                                           The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or of any action on his part while acting pursuant to his Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.  If the Indemnitee reasonably believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall be considered a Proceeding under this paragraph.

(h)                                           Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 2.                                            Indemnity in Third-Party Proceedings.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding had no reasonable cause to believe that his conduct was unlawful.

Section 3.                                            Indemnity in Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification.

Section 4.                                            Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5.                                            Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 6.                                            Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)                                            for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision (In the event that such actual payment is made under any insurance policy or indemnity provision after the Company has made an indemnity under this Agreement, Indemnitee shall promptly reimburse the Company for such indemnity in the amount of such payment.); or

(b)                                           for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley

Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c)                                            in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Proceeding is for enforcement of this Agreement (to the extent that the Indemnitee prevails), or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 7.                                            Advances of Expenses.  Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee, and such advancement shall be made within twenty-one (21) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall also include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.  No other form of undertaking shall be required other than the execution of this Agreement.  This Section 7 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.

Section 8.                                            Procedure for Notification and Defense of Claim.

(a)                                            Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof.  The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding.  The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)                                           The Company will be entitled to participate in the Proceeding at its own expense.

Section 9.                                            Procedure Upon Application for Indemnification.

(a)                                            Upon written request by Indemnitee for indemnification pursuant to Section 8(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case:  (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (B) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).

(b)                                           In the event that legal counsel is retained pursuant to Section 9(a), written notice of the selection shall be provided promptly to Indemnitee.  Upon the due commencement of any judicial proceeding pursuant to Section 11(a) of this Agreement, legal counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10.                                      Presumptions and Effect of Certain Proceedings.

(a)                                            In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)                                           Subject to Section 11(d), if the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 10(b) shall not apply if the determination of entitlement to indemnification is to be made by legal counsel pursuant to Section 9(a) of this Agreement.

(c)                                            The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d)                                           Actions of Others.  The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 11.                                      Remedies of Indemnitee.

(a)                                            Subject to Section 11(d), in the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(a) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 4 or 5 within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 2 or 3 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses.

(b)                                           In the event that a determination shall have been made pursuant to Section 9(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding commenced pursuant to this Section 11 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses.

(c)                                            If a determination shall have been made pursuant to Section 9(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)                                           Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 12.                                      Non-exclusivity; Insurance; Subrogation; Other Payments.

(a)                                            The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the By-laws, the Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

(b)                                           To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)                                            In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)                                           The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)                                            The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, limited liability company, partnership, joint venture, trust or other enterprise.

Section 13.                                      Duration of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director of the Company or in other Corporate Status due to service as a director of the Company or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto.  This Agreement shall be binding upon the Company and its successors and assigns, and the Company agrees to assign this Agreement to any purchaser of substantially all of the assets and to secure the agreement of such purchaser to assume this Agreement.  This Agreement shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

Section 14.                                      Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested thereby.

Section 15.                                      Merger.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the By-laws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 16.                                      Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 17.                                      Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 18.                                      Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received, for each party, at the address indicated on the signature page of this Agreement, or at such other address as each party shall provide to the other party.

Section 19.                                      Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in the Chancery Court of the State of Delaware (the “Delaware Court”), or in any other state or federal court in the United States of America with subject matter and personal jurisdiction, but not in any court in any other country, (ii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iii) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 20.                                      Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

Section 21.                                      Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.  The headings of this Agreement are inserted for convenience only and shall not be deemed to affect construction of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COVANCE INC.		INDEMNITEE

By:
Name:		Name:
Office:	Secretary	Address:
Address:	210 Carnegie Center
Princeton, NJ 08540